UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2012

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio		44052-1769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of LNB Bancorp, Inc. (the “Company”) designated Gary J. Elek, David S. Harnett and Frank A. Soltis, three of the Company’s named executive officers, as participants in the Company’s 2012 Management Incentive Plan for Key Executives (the “2012 Management Incentive Plan”) for the period beginning July 1, 2012 and ending December 31, 2012 (the “2012 Second Half Period”).

The Compensation Committee previously approved the terms of the 2012 Management Incentive Plan and designated certain employees of the Company as participants in the plan, other than those executive officers who were then ineligible to participate due to TARP restrictions on executive compensation. The 2012 Management Incentive Plan generally provides for the payment of cash bonuses to participants based upon the Company’s achievement of profitability goals for 2012, as determined by the Compensation Committee. In order for any bonus to be payable to any employee under the plan, the Company must achieve at least 100% of the specified target profitability goal. If the Company achieves 100% or more of the specified target profitability amount, the total bonuses to be distributed to the participants under the 2012 Management Incentive Plan will be as determined by the Chief Executive Officer, subject to approval of the Compensation Committee in its sole discretion.

On June 19, 2012, the U.S. Treasury completed its sale to third parties of the shares of preferred stock originally issued to the Treasury by the Company in the TARP Capital Purchase Program. As a result, following the sale, the Company is no longer subject to the Treasury’s restrictions on executive compensation. Accordingly, the Compensation Committee determined to include the three named executive officers referenced above as participants in the 2012 Management Incentive Plan solely for the 2012 Second Half Period, so that those officers may be compensated in a manner consistent with the Company’s compensation practices prior to its participation in the TARP Capital Purchase Program. If the Company achieves a specified profitability goal for the 2012 Second Half Period, the three named executive officers will be eligible to receive bonuses under the 2012 Management Incentive Plan as determined by the Chief Executive Officer, subject to approval of the Compensation Committee in its sole discretion.

The 2012 Management Incentive Plan also contains confidentiality and non-solicitation obligations of the participants which apply during the term of each participant’s employment with the Company and following termination of the participant’s employment under certain circumstances.

A copy of the form of the 2012 Management Incentive Plan is included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02, and the above summary is qualified in its entirety by reference to that Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	LNB Bancorp, Inc. 2012 Management Incentive Plan for Key Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: September 6, 2012	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	LNB Bancorp, Inc. 2012 Management Incentive Plan for Key Executives.